UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 18, 2011

Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street
Provo, UT 84601

(Address of principal executive offices and zip code)
(801) 345-1000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 18, 2011, the Board of Directors of Nu Skin Enterprises, Inc. (the “Company”) appointed Neil H. Offen to serve as a director of the Company. Mr. Offen will serve on the Audit Committee and the Nominating and Corporate Governance Committee of the Company’s Board of Directors.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year.
On July 18, 2011, the Board of Directors of Nu Skin Enterprises, Inc. (the “Company”) adopted an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Second Amended and Restated Bylaws”). The Second Amended and Restated Bylaws amend the Company’s Amended and Restated Bylaws as follows:
ARTICLE I—STOCKHOLDERS
The provisions of this Article have been modified as follows:
• To specifically provide for meetings to be held by means of remote communications and to update provisions of this Article to clarify that notice may be provided by means of electronic communications.
• To provide that the Company may establish separate record dates for determining stockholders entitled to notice of a meeting and for determining stockholders entitled to vote at the meeting.
• To clarify that existence of a “quorum” at a stockholders meeting shall be determined by holders of a majority of the voting power rather than a majority of the shares.
• To clarify the provisions regarding the adjournment of stockholder meetings to provide that meetings may be adjourned by the holders of a majority of the voting power or by any officer entitled to preside or act as secretary of the meeting.
• To clarify the voting standards in the bylaws by providing that the majority of votes cast affirmatively or negatively that shall decide any matter other than the election of directors. •
• To modify the provisions regarding advance notice by stockholders of nomination of directors and business to be conducted at stockholder meetings, including the shortening the advance notice period from 120 days to 90 days for nominations or business that is not being requested to be included in the Company’s proxy statement, and identifying the specific information that must be provided to the Company in connection with any such advance notice.
• To make the Bylaws consistent with the Certificate of Incorporation, including the provisions of the Certificate of Incorporation regarding authority to call a special meeting of the stockholders.

• To provide additional procedural provisions regarding the conduct of stockholder meetings.
ARTICLE 2—DIRECTORS
The provisions of this Article have been modified as follows:
• To provide that the total number of directors may not be less than three nor more than 15.
• To provide that, subject to the rights of any holders of any series of preferred stock to elect directors, the number of authorized directors shall be fixed exclusively by a majority of the whole board.
• To conform the provisions of the Bylaws regarding the filling of vacancies to the provisions set forth in the Certificate of Incorporation.
• To update the Bylaws to reflect current methods of providing notice and communications including through the means of electronic communications
• To shorten the notice requirement for special meetings of directors from 48 hours to 24 hours.
• To provide that a quorum shall consist of a majority of the authorized number of directors.
• To clarify that action may be taken without a meeting by means of unanimous consent by electronic transmission.
• To provide additional detail regarding Board committees including the necessary quorum requirements.
ARTICLE 3—OFFICERS
The provisions of this Article have been modified as follows:
• To clarify that officers shall be elected by directors at any time and shall hold office until their successor has been elected and qualified or for such other period as may be set forth in the resolution electing such officer.
• To add “Chief Financial Officer” as a designated officer and to make clarifying changes to the duties of certain officers.
ARTICLE 4—CAPITAL STOCK
The provisions of this Article have been modified as follows:

• To authorize the establishment of two separate record dates for meetings of stockholders as more fully discussed above.
• To make certain other clarifying changes and corrections.
ARTICLE 5—INDEMNIFICATION
The provisions of this Article have been modified as follows:
• To conform the indemnification provisions with the Certificate of Incorporation and applicable Delaware law;
• To provide that an indemnitee may bring a suit for payment if the Company fails to make payment of a claim for indemnification or advancement, and that an indemnitee shall be entitled to recover the costs of pursuing such suit if the indemnittee is successful in such suit.
• To provide that any amendment of the indemnification provisions of the Bylaws will not impact the rights for indemnification for actions that occurred prior to the amendment.
ARTICLE 6—GENERAL PROVISIONS
The provisions of this Article have been modified as follows:
• To clarify that a waiver of notice may be in the form of an electronic transmission.
• To define the term “electronic transmission” as any form of communication that satisfies the requirements of Delaware corporate law.
• To clarify the provisions regarding the voting of securities held by the Company.
• To add provisions regarding the corporate seal, the determination of time periods, and the right of directors to rely in good faith upon the books, reports and records of the company.
ARTICLE 7—AMENDMENTS
The provisions of this Article were modified to require a majority of the whole board to amend the bylaws and to clarify the voting requirements for stockholders to amend the Bylaws
In addition to the amendments summarized above, the Second Amended and Restated Bylaws include certain conforming changes and other minor corrections.
A copy of the Second Amended and Restated Bylaws is attached as Exhibit 3.1 to this report and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibit.
3.1 Second Amended and Restated Bylaws of Nu Skin Enterprises, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant)
/s/ Ritch N. Wood
Ritch N. Wood
Chief Financial Officer

Date: July 22, 2011